Calculation of Filing Fee Tables
S-3
Angel Studios, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001	457(o)
		Equity	Preferred Stock, par value $0.0001	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 55,240.00
Offering Note
[1]	(1) There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, debt securities and/or warrants of the Registrant as shall have an aggregate initial offering price not to exceed $400,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants that provide for such conversion or exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A